ARTICLES OF MERGER

between

COHEN & STEERS QUALITY INCOME REALTY FUND, INC.
(a Maryland corporation)

and

COHEN & STEERS PREMIUM INCOME REALTY FUND, INC.
(a Maryland corporation)


		COHEN & STEERS QUALITY INCOME REALTY FUND, INC., a corporation duly organized and existing under the laws of the State of Maryland ("RQI"), and
COHEN & STEERS PREMIUM INCOME REALTY FUND, INC., a corporation duly organized and existing under the laws of the State of Maryland ("RPF"), do hereby certify that:

		FIRST:  RQI and RPF agree to merge.

		SECOND:  The name and place of incorporation of each party to these Articles are COHEN & STEERS QUALITY INCOME REALTY FUND, INC., a Maryland corporation, and COHEN & STEERS PREMIUM INCOME REALTY FUND, INC., a Maryland corporation.
RQI shall survive the merger as the successor corporation and shall continue under the name "COHEN & STEERS QUALITY INCOME REALTY FUND, INC." as a corporation of the State of Maryland.

		THIRD:  RQI has its principal office in the State of Maryland in Baltimore
City.  RPF has its principal office in the State of Maryland in Baltimore City and does not own an interest in land in the State of Maryland.

		FOURTH:  The terms and conditions of the transaction set forth in these
Articles were advised, authorized, and approved by each corporation party to the Articles in the manner and by the vote required by its Charter and the laws of the State of Maryland.  The manner of approval was as follows:

	(a) The Board of Directors of RQI at duly convened meetings adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted for consideration at a special meeting of stockholders of RQI. Notice, which stated that a purpose of the special meeting was to act on the proposed merger, was given by RQI as required by law. The proposed merger was approved by the stockholders of RQI at a duly convened special meeting of stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

	(b) The Board of Directors of RPF at duly convened meetings adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted for consideration at a special meeting of stockholders of RPF. Notice, which stated that a purpose of the special meeting was to act on the proposed merger, was given by RPF as required by law. The proposed merger was approved by the stockholders of RPF at a duly convened special meeting of stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

		FIFTH:  Pursuant to the merger, the total number of shares of all classes which RQI has authority to issue shall be increased from one hundred million
(100,000,000) shares of Common Stock having a par value of $0.001 per share and an aggregate par value of $100,000, to three hundred million (300,000,000)
shares of Common Stock, having a par value of $0.001 per share and an aggregate par value of $300,000, resulting in an increase in aggregate par value of
$200,000.  Accordingly, the Articles of Incorporation of RQI are hereby amended by deleting the first sentence of Paragraph (1) of Article FIFTH and inserting in lieu thereof the following:

"(1) The total number of shares of all classes which the Corporation shall have authority to issue is three hundred million (300,000,000), all of which shall initially be Common Stock, having a par value of one-tenth of one cent ($.001) per share and an aggregate par value of three hundred thousand dollars ($300,000)."

		SIXTH:  The total number of shares of capital stock of all classes which RQI or RPF, respectively, has authority to issue, the number of shares of each class which RQI or RPF, respectively, has authority to issue, and the par value of the shares of each class which RQI or RPF, respectively, has authority to issue are as follows:

	(a) The total number of shares of stock of all classes which RQI has authority to issue (giving effect to the amendment to its Charter set forth in Article FIFTH of these Articles of Merger), is 300,000,000 shares of Common Stock (par value $0.001 per share). The aggregate par value of all the shares of stock of all classes of RQI is $300,000.

	(b)	The total number of shares of stock of all classes which RPF has authority to issue is 100,000,000 shares of Common Stock (par value $0.001 per share).
The aggregate par value of all the shares of stock of all classes of RPF is
$100,000.

		SEVENTH:  The manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation or other consideration and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

	(a) Each issued and outstanding full (and fractional) share of the Common Stock of RQI at the effective time of the merger shall continue, without change as to class, series or otherwise, to be an issued and outstanding share of Common Stock of RQI.

	(b)  Each issued and outstanding share of Common Stock of RPF at the effective time of the merger shall upon effectiveness and without further act, be converted into, and become, an equivalent dollar amount (to the nearest $0.001)
of full (and fractional) shares of Common Stock of RQI, based on the net asset value per share of Common Stock of each of RQI and RPF calculated at 4:00 p.m.,
Eastern time, on the day on which the merger becomes effective, in accordance with the provisions of the Agreement and Plan of Merger, dated June 29, 2009, between each party to these Articles of Merger.

	(c)  In lieu of delivery of certificates for RQI Common Stock, RQI will record the issuance of RQI shares in the merger to holders of RPF shares in book entry form, with notice thereof to such holders.

	(d) Any holder of RPF Common Stock whose shares are represented by stock certificates will not be issued shares of RQI Common Stock and will not be entitled to vote as a holder of such shares of RQI Common Stock unless and until such RPF stock certificates are surrendered to RQI, at which time such RPF stockholder will be issued the full (and fractional) shares of RQI Common Stock to which such RPF stockholder is entitled. RQI dividends or other distributions payable to any former RPF stockholder after the merger shall be paid to such stockholder; however such dividends or distributions shall not be paid unless and until such stockholder's certificates representing RPF Common Stock have been surrendered to RQI.

		EIGHTH:  These Articles of Merger and the merger shall become effective at
4:00 p.m. Eastern time on December 18, 2009.

		NINTH:  Each undersigned President acknowledges these Articles of Merger to be the corporate act of the respective corporate party on whose behalf he has signed, and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties for perjury.



ATTEST:




/s/ Francis C. Poli
Francis C. Poli, Secretary

	COHEN & STEERS QUALITY INCOME REALTY FUND, INC.



By:  /s/ Adam Derechin
        Adam Derechin, President
ATTEST:




/s/ Francis C. Poli
Francis C. Poli, Secretary
	COHEN & STEERS PREMIUM INCOME REALTY FUND, INC.



By:  /s/ Adam Derechin
        Adam Derechin, President